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                                                                   Exhibit 99(i)

                                   DECHERT LLP
                               1775 I Street, N.W.
                             Washington, D.C. 20006

                                December 1, 2005

The Coventry Group
3435 Stelzer Road
Columbus, Ohio 43219

Ladies and Gentlemen:

We have acted as counsel for The Coventry Group (the "Registrant") and its separate investment series, PathMaster Domestic Equity Fund (the "New Fund"), and are familiar with Registrant's registration statement with respect to the New Fund under the Investment Company Act of 1940, as amended, and with the registration statement relating to its shares under the Securities Act of 1933, as amended (collectively, the "Registration Statement"). Registrant is organized as a business trust under the laws of the Commonwealth of Massachusetts.

We have examined Registrant's Declaration of Trust and other materials relating to the authorization and issuance of shares of beneficial interest of Registrant, Post-Effective Amendment No. 117 to the Registration Statement and such other documents and matters as we have deemed necessary to enable us to give this opinion.

Based upon the foregoing, we are of the opinion that the New Fund's shares proposed to be sold pursuant to Post-Effective Amendment No. 117 to the Registration Statement, when it is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of the New Fund and its classes of shares, as described in Post-Effective Amendment No. 117 to the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.

We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 117 to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the continuous offering of the New Fund's shares of beneficial interest, as indicated above, and to references to our firm, as counsel to Registrant, in the New Fund's Prospectus and Statement of Additional Information to be dated as of the effective date of Post-Effective Amendment No. 117 to the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

                                        Very truly yours,


                                        /s/ Dechert LLP